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                                                                    EXHIBIT 21.1

                              List of Subsidiaries

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
Entity:                                     Jurisdiction of Incorporation or Organization

Instinet Group Incorporated                 Delaware
Instinet, LLC                               Delaware
Lynch, Jones and Ryan, Inc.                 Delaware
Inet ATS, Inc.                              Delaware
Instinet Clearing Services, Inc.            Delaware
Instinet International Corporation          Delaware
Instinet Europe Limited                     United Kingdom
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